Exhibit (10)(tt)
EXECUTION VERSION
September 25, 2008
Consumers Energy Company
One Energy Plaza
Jackson, MI 49201
Attention: Beverly S. Burger
     Re:      First Amendment to Reimbursement Agreement
Ladies/Gentlemen:
     Please refer to the Letter of Credit Reimbursement Agreement dated as of November 30, 2007 (the “Reimbursement Agreement”) between Consumers Energy Company (the “Company”) and The Bank of Nova Scotia (the “Bank”). Capitalized terms used but not defined herein have the respective meanings set forth in the Reimbursement Agreement.
     The Company and the Bank agree as follows:
     1. Amendments. The Reimbursement Agreement is amended as follows:
     (a) The definition of “Expiration Date” in Section 1.1 is amended in its entirety to read as follows:
          “Expiration Date” means November 30, 2009.
     (b) Effective on November 30, 2008, the definition of “Commitment Amount” in Section 1.1 is amended by replacing the reference therein to “$200,000,000” with “$192,000,000”.
     (c) Schedule 1 is deleted in its entirety and replaced by Schedule 1 hereto.
     2. Confirmation. The Company confirms to the Bank that each Transaction Document (a) continues in full force and effect on the date hereof after giving effect to this letter agreement and (b) is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.
     3. Effectiveness. This letter amendment shall become effective on the date on which the Bank has received counterparts of this letter amendment signed by the Company.
     4. Reference in Other Documents. After the date of the effectiveness hereof, references to the Reimbursement Agreement in any other agreement or document (including any other Transaction Document) shall be references to the Reimbursement Agreement as amended hereby.

EXECUTION VERSION
     5. Miscellaneous. Except to the extent expressly set forth herein, all of the terms and conditions of the Reimbursement Agreement and the other Transaction Documents shall remain unchanged and in full force and effect.
     6. Counterparts. This letter amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same agreement.
     7. Governing Law. This letter amendment shall be a contract made under and governed by the internal laws of the State of New York.

     Please evidence your agreement to the foregoing by signing and returning a counterpart of this letter agreement to the Bank.

THE BANK OF NOVA SCOTIA

By:	/s/ Thane Rattew
Name:	Thane Rattew
Title:	Managing Director
Signature Page to
Consumers First Amendment

S-1

CONSUMERS ENERGY COMPANY

By:	/s/ Laura L. Mountcastle
Name:	Laura L. Mountcastle
Title:	Vice President and Treasurer
Signature Page to
Consumers First Amendment

S-2

SCHEDULE 1
FEES
     The Commitment Fee Rate and the LC Commission Fee Rate shall be determined pursuant to the applicable table below.
Table 1: Applicable until November 30, 2008:

		Commitment Fee	LC Commission Fee
	Specified Rating	Rate (per annum)	Rate (per annum)
Level 1	A-/A-/A3	6.0 bps	25.0 bps
Level 2	BBB+/BBB+/Baal	7.0 bps	30.0 bps
Level 3	BBB/BBB/Baa2	9.0 bps	37.5 bps
Level 4	BBB-/BBB-/Baa3	12.5 bps	55.0 bps
Level 5	BB+/BB+/Bal	17.5 bps	82.5 bps
Level 6	<BB/BB/Ba2	22.5 bps	122.5 bps
Table 2: Applicable thereafter:

		Commitment Fee	LC Commission Fee
	Specified Rating	Rate (per annum)	Rate (per annum)
Level 1	A-/A-/A3	21.0 bps	103.0 bps
Level 2	BBB+/BBB+/Baal	29.0 bps	115.0 bps
Level 3	BBB/BBB/Baa2	32.0 bps	130.0 bps
Level 4	BBB-/BBB-/Baa3	39.0 bps	157.5 bps
Level 5	<BB+/BB+/Bal	50.0 bps	200.0 bps
     The “Rating” from S&P, Fitch or Moody’s shall mean (a) at any time prior to the FMB Release Date, the rating issued by such rating agency and then in effect with respect to the Senior Debt, and (b) at any time thereafter, the rating issued by such rating agency and then in effect with respect to the Company’s senior unsecured long-term debt (without credit enhancement).
     (a) If each of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be (i) if two of such Ratings are the same, such Ratings; and (ii) if all such Ratings are different, the middle of such Ratings.
     (b) If only two of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be the higher of such Ratings; provided that if a split of greater than one ratings category occurs between such Ratings, the Specified Rating shall be the ratings category that is one category below the higher of such Ratings.
     (c) If only one of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be such Rating.
     (d) If none of S&P, Fitch and Moody’s shall issue a Rating, the Specified Rating shall be BB/BB/Ba2.
Schedule 1 to
First Amendment to
Reimbursement Agreement

Schedule 1 - 1